SALOMON INC
      Seven World Trade Center, New York, New York   10048    212 783-7000

Contact:        Robert F. Baker
                  212-783-6299

For immediate release:

                  SALOMON INC REPORTS NET INCOME OF $173 MILLION FOR THE
                                1997 FIRST QUARTER


New York, April 15, 1997 -- Salomon Inc today announced net income of $173 million for the quarter ended March 31, 1997, compared with income from continuing operations of $310 million in the first quarter of 1996. Fully diluted return on equity from continuing operations was 13.4% for the three months ended March 31, 1997, compared with 29.7% in the year ago period. Fully diluted earnings per share from continuing operations was $1.37 for the first quarter of 1997, compared with $2.49 in the first quarter of 1996.

Salomon Inc Chairman and Chief Executive Officer Robert E. Denham said: "Overall first quarter performance was satisfactory, with market conditions that were more difficult than generally prevailed in 1996." Commenting on Salomon Brothers' results, Chairman and Chief Executive Officer Deryck C. Maughan, said:
"Salomon Brothers had another active quarter, with $1 billion of revenues, in line with our average quarterly performance of last year."

Key items regarding the Company's performance:

o Global investment banking revenues (underwriting plus advisory) for the three months ended March 31, 1997, were $220 million, up over 20% from $181 million in the first quarter of 1996. Results for debt underwriting were particularly strong.

o Fixed income sales and trading net revenues were $519 million in the first quarter of 1997, down from $732 million in the year ago quarter. Results for the 1997 first quarter reflect continued strengthening in customer sales and trading as well as positive proprietary trading results. The year-to-year decrease is indicative of exceptionally strong proprietary trading results in the first quarter of 1996.

o Equity sales and trading net revenues were $243 million in 1997 first quarter, up significantly from $64 million in the first quarter of 1996. This increase reflects improved results in both customer sales and trading and proprietary trading activities.

o Net revenues from commodities trading activities, which are conducted by Phibro Inc., were $25 million in the first quarter of 1997, down significantly from the exceptionally strong result of $235 million in the year ago quarter. As a consequence of its cost structure, Phibro was still modestly profitable for the quarter. Commencing with this quarter's press release, Phibro is no longer shown as a separate segment. Phibro's revenues are now shown as the "commodities trading" component of the Company's revenues.

o Asset management revenues for the 1997 first quarter were $17 million compared with $12 million in first quarter of 1996.

Consolidated compensation and employee-related expenses for the three months ended March 31, 1997 were $565 million, compared with $550 million in the year ago quarter. The year-over-year change was driven primarily by higher levels of market compensation and increased headcount. Noncompensation expenses were $178 million in the 1997 first quarter, about even with the average quarterly level of such expenses in 1996.

Total common and perpetual preferred equity was $5.0 billion at March 31, 1997, up from $4.9 billion at December 31, 1996. In addition, the Company has outstanding $345 million of TRUPS units and $420 million of redeemable preferred stock. Book value per common share was $41.13 at March 31, 1997, compared with $40.03 at December 31, 1996 and $37.98 at March 31, 1996. Average assets for the quarter were $211 billion.

Salomon Inc selected financial information and the Unaudited Consolidated Statement of Income follow:

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




                                             SALOMON INC AND SUBSIDIARIES
                                     Selected Financial Information (unaudited)
                                    (Dollars in millions, except per share data)


                                                                                  Quarter ended
                                                                 -------------------------------------------------
                                                                  March 31,          Dec. 31,         March 31,
                                                                     1997              1996              1996
                                                                 -------------     -------------     -------------
SUMMARY OF REVENUES, NET OF
  INTEREST EXPENSE:
       Fixed income sales and trading                          $          519    $          588    $          732
       Equity sales and trading                                           243                83                64
       Global investment banking                                          220               234               181
       Commodities trading                                                 25               100               235
       Asset management                                                    17                15                12
       Other                                                               (2)               33                14
                                                                 -------------     -------------     -------------
            Total revenues, net of interest expense            $        1,022    $        1,053    $        1,238
                                                                 =============     =============     =============


RETURN ON AVERAGE COMMON STOCKHOLDERS'
  EQUITY FROM CONTINUING OPERATIONS:
   Primary                                                               14.0%             21.1%             33.4%
   Fully diluted*                                                        13.4              19.6              29.7
                                                                 =============     =============     =============

PER COMMON SHARE:
     Cash dividends                                            $         0.16    $         0.16    $         0.16
     High market price                                                 61 3/8                49            39 1/4
     Low market price                                                      46            44 1/8            34 7/8
     Ending market price                                               49 7/8            47 1/8            37 1/2
     Book value at quarter-end*                                         41.13             40.03             37.98
                                                                 =============     =============     =============

AT QUARTER-END:
     Average assets for the quarter                            $      211,000    $      209,000    $      191,000
     Common equity                                                      4,544             4,407             4,061
     Redeemable preferred equity                                          420               420               560
     Perpetual preferred equity                                           450               450               562
     TRUPS**                                                              345               345                 -
                                                                 =============     =============     =============
     Full-time employees:
       Salomon Brothers                                                 6,858             6,808             6,337
       Salomon Inc (excluding Basis)                                    7,151             7,146             6,927
                                                                 =============     =============     =============


*   Assumes  conversion of redeemable  preferred  stock unless such  assumptions result in higher returns on equity or book value than  determined  under the primary method.
**  Guaranteed preferred beneficial interests in Company subordinated debt securities.



                                        SALOMON INC AND SUBSIDIARIES
                                   Consolidated  Statement of Income(unaudited)
                                   (Dollars in millions, except per share data)

                                                                                           Quarter ended
                                                                   --------------------------------------------------------------
                                                                        March 31,              Dec. 31,              March 31,
                                                                           1997                  1996                  1996
                                                                   -----------------     -----------------     ------------------
Revenues:
     Interest and dividends                                      $            1,367    $            1,374    $             1,572
     Principal transactions                                                     484                   448                    651
     Investment banking                                                         220                   234                    181
     Commissions                                                                 99                    92                     90
     Other                                                                       14                    51                     11
                                                                   -----------------     -----------------     ------------------
     Total revenues                                                           2,184                 2,199                  2,505
     Interest expense                                                         1,162                 1,146                  1,267
                                                                   -----------------     -----------------     ------------------
Revenues, net of interest expense                                             1,022                 1,053                  1,238
                                                                   -----------------     -----------------     ------------------

Noninterest expenses:
     Compensation and employee-related                                          565                   502                    550
     Technology                                                                  56                    51                     46
     Professional services and business development                              40                    52                     43
     Occupancy                                                                   40                    41                     43
     Clearing and exchange fees                                                  18                    20                     17
     Other                                                                       24                    22                     23
                                                                   -----------------     -----------------     ------------------
Total noninterest expenses                                                      743                   688                    722
                                                                   -----------------     -----------------     ------------------

Income from continuing operations before income taxes                           279                   365                    516
Income tax expense                                                              106                   131                    206
                                                                   -----------------     -----------------     ------------------
Income from continuing operations                                               173                   234                    310
                                                                   -----------------     -----------------     ------------------
Discontinued Operations:
  Loss, net of tax benefit of $3 and $21                                          -                    (6)                   (34)
  Loss on disposal of Basis, net of tax benefit of $215                           -                  (290)                     -
                                                                   =================     =================     ==================
Net income (loss)                                                $              173    $              (62)   $               276
                                                                   =================     =================     ==================


EARNINGS (LOSS) PER SHARE:
Primary earnings from continuing operations                      $             1.44    $             2.03    $              2.75
Primary earnings (loss)                                                        1.44                 (0.71)                  2.44
Fully diluted earnings from continuing operations*                             1.37                  1.88                   2.49
Fully diluted earnings (loss)*                                                 1.37                 (0.71)                  2.21
                                                                   =================     =================     ==================

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
(in thousands):
For primary earnings per share                                              109,500               108,100                106,600
For fully diluted earnings per share                                        120,900               120,700                121,800
                                                                   =================     =================     ==================

* Assumes conversion of redeemable preferred stock unless such assumptions result in higher earnings per share than determined under the primary method.
